EXHIBIT 99.1

SUN BIOPHARMA, INC.

Financial Statements

Index to Financial Statements

Audited Financial Statements (as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013)

F-1

Report of Independent Auditor
To the Board of Directors of
Sun BioPharma, Inc.

We have audited the accompanying consolidated balance sheets of Sun BioPharma, Inc. and Subsidiary (the "Company") as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' (deficit) equity and cash flows for the years then ended. The Company's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and 2013 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, during 2014 and 2013 the Company incurred net losses of approximately $3.5 million and $4.1 million, respectively, and has incurred cumulative net losses since inception of approximately $8.6 million. Furthermore, the Company expects to continue to incur substantial net losses through the foreseeable future. These factors, among others as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cherry Bekaert LLP
Tampa, Florida
April 16, 2015

F-2

SUN BIOPHARMA, INC.
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,653,494	$2,693,375
Stock subscription receivable	94,400	-
Investments	499,495	-
Rebate receivable	-	51,850
Prepaid expenses	17,556	22,567
Income tax receivable	108,459	94,965
Total current assets	2,373,404	2,862,757

Property and equipment, net	271	407
Other assets, net	104,341	123,557
Total assets	$2,478,016	$2,986,721

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$334,710	$337,668
Accrued expenses	132,208	221,784
Total current liabilities	466,918	559,452

Long- term liabilities:
Accrued interest	26,984	14,611
Long- term debt	300,000	300,000
Convertible notes payable	3,000,000	700,000
Total long-term liabilities	3,326,984	1,014,611

Commitments and contingencies (Note 5)	-	-

Stockholders' (deficit) equity:
Common stock, $0.001 par value; 20,000,000 shares authorized;
5,688,927 and 5,005,522 shares issued and outstanding
at December 31, 2014 and 2013, respectively	5,688	5,005
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Additional paid-in capital	7,264,729	6,449,907
Accumulated deficit	(8,568,880)	(5,037,678)
Accumulated comprehensive loss, net	(17,423)	(4,576)
Total stockholders' (deficit) equity	(1,315,886)	1,412,658
Total liabilities and stockholders' (deficit) equity	$2,478,016	$2,986,721

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

F-3

SUN BIOPHARMA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Operating expenses:
General and administrative	$1,079,444	$1,648,966
Research and development	2,365,764	1,588,416
Total operating expenses	3,445,208	3,237,382

Loss from operations	(3,445,208)	(3,237,382)

Other income (expense):
Interest income	5,709	5,736
Interest expense	(184,056)	(327,755)
Other expense	(16,106)	-
Change in fair value of derivatives	-	(625,705)
Total other income (expense)	(194,453)	(947,724)

Loss before income tax benefit	(3,639,661)	(4,185,106)
Income tax benefit	108,459	98,453

Net loss	(3,531,202)	(4,086,653)
Foreign currency translation adjustment, net of taxes of $-0-	(12,847)	(4,576)
Comprehensive loss	$(3,544,049)	$(4,091,229)

Weighted average shares outstanding:
Basic and diluted	5,109,644	2,628,206
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.69)	$(1.55)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

F-4

SUN BIOPHARMA, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

			Additional		Accumulated	Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Par Value	Capital	Deficit	Loss	(Deficit) Equity

Balances, January 1, 2013	2,567,171	$2,566	$2,281,962	$(951,025)	$-	$1,333,503

Issuance of common stock	28,572	29	99,972	-	-	100,001

Conversion of convertible notes payable
and accrued interest into common stock	2,409,779	2,410	2,407,369	-	-	2,409,779

Reclassification of derivative liability to equity	-	-	809,963	-	-	809,963

Share- based compensation	-	-	850,641	-	-	850,641

Foreign currency translation adjustment, net of taxes of $-0-	-	-	-	-	(4,576)	(4,576)

Net loss	-	-	-	(4,086,653)	-	(4,086,653)

Balances, December 31, 2013	5,005,522	5,005	6,449,907	(5,037,678)	(4,576)	1,412,658

Issuance of common stock for services	100,000	100	90,900	-	-	91,000

Conversion of convertible notes payable	22,505	22	101,252	-	-	101,274
and accrued interest into common stock

Exercise of stock options	535,900	536	492,464	-	-	493,000

Exercise of warrants	25,000	25	24,975	-	-	25,000

Share- based compensation	-	-	105,231	-	-	105,231

Foreign currency translation adjustment, net of taxes of $-0-	-	-	-	-	(12,847)	(12,847)

Net loss	-	-	-	(3,531,202)	-	(3,531,202)

Balances, December 31, 2014	5,688,927	$5,688	$7,264,729	$(8,568,880)	$(17,423)	$(1,315,886)

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

F-5

SUN BIOPHARMA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Cash flows from operating activities:
Net loss	$(3,531,202)	$(4,086,653)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	112	146
Non-cash interest expense	50,181	84,779
Amortization of debt issuance costs	28,077	45,933
Accretion of long-term debt discount	-	184,258
Unrealized loss on investment	1,505	-
Share-based compensation	196,231	850,641
Fair value adjustment to warrant liabilities	-	625,705
Increase (decrease) in cash resulting from changes in:
Income tax receivable	(9,010)	(94,965)
Rebate receivable	46,932	(51,850)
Prepaid expenses	5,195	10,050
Other assets	-	(521)
Accounts payable and accrued expenses	(131,146)	501,826
Total adjustments	188,077	2,156,002
Net cash used in operating activities	(3,343,125)	(1,930,651)

Cash flows from investing activities:
Purchases of investments	(501,000)	-
Purchases of property and equipment	-	(450)
Net cash used in financing activities	(501,000)	(450)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	2,400,000	3,025,000
Proceeds from exercises of stock options and warrants	423,600	100,001
Debt issuance costs paid	(8,885)	(134,101)
Net cash provided by financing activities	2,814,715	2,990,900

Effect of exchange rate changes on cash and cash equivalents	(10,471)	(656)

Net (decrease) increase in cash and cash equivalents	(1,039,881)	1,059,143
Cash and cash equivalents, beginning of year	2,693,375	1,634,232
Cash and cash equivalents, end of year	$1,653,494	$2,693,375

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$106,315	$-
Cash paid during the year for income taxes	$-	$-

Non-cash financing activities:
•
The Company converted $101,274 and $2,409,779 of convertible notes payable and accrued interest into 22,505 and 2,409,779 shares of common stock during the years ended December 31, 2014 and 2013, respectively.

•	During December 2013, derivative liabilities of $809,963 were reclassified to equity.

The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

F-6

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1 - Organization and description of business and liquidity

Sun BioPharma, Inc. and its wholly- owned subsidiary, Sun BioPharma Australia Pty Ltd (collectively, "Sun BioPharma" or "the Company") were organized to engage in advancing the commercial development of a proprietary polyamine analogue for pancreatic cancer and for a second indication in chronic pancreatitis. The Company has exclusively licensed the worldwide rights to this compound, which has been designated as SBP-101, from the University of Florida Research Foundation, Inc. ("UFRF"). Sun BioPharma's goal is to build a profitable company by generating income from pharmaceutical products the Company develops and commercializes, either alone or with one or more strategic partners. Sun BioPharma, Inc. was incorporated under the laws of the State of Delaware on September 21, 2011, and its principal office is located in Sanibel, Florida. Sun BioPharma Australia Pty Ltd was established on May 24, 2013, and incorporated under the laws of Australian Securities and Investments Commission.

The Company operates in a highly regulated and competitive environment. The manufacturing and marketing of pharmaceutical products require approval from, and are subject to ongoing oversight by, the Food and Drug Administration ("FDA") in the United States, the Therapeutic Goods Administration ("TGA") in Australia, the European Medicines Agency ("EMA") in the European Union, and comparable agencies in other countries. Obtaining approval for a new pharmaceutical product is never certain, may take many years, and is normally expected to involve substantial expenditures.

For the years ended December 31, 2014 and 2013, the Company incurred a net loss of approximately $3.5 million and $4.1 million, respectively, and cumulative net losses since inception of approximately $8.6 million. The Company expects losses to continue through the foreseeable future as the Company continues to commercialize its SBP-101 compound and pursue research and development activities. Net cash used in operations for the years ended December 31, 2014 and 2013 amounted to $3.3 million and $1.9 million, respectively. Since inception, the Company has financed its activities principally from the sale of equity securities and the issuance of convertible notes to both third party and related party investors (convertible note sales of approximately $2.4 million and $3.0 million in 2014 and 2013, respectively).

If necessary, certain planned expenditures, including expenditures related to research and development projects, could be deferred or forgone if the Company believes it is necessary to do so in order to fund operations. In addition, if necessary, the Company could implement restrictions on non-essential travel, put in place a salary deferral program for certain employees, reduce utilization of outside professional service providers and implement a reduction in the Company's workforce. Notwithstanding these potential cost control measures, the Company's available cash and cash equivalents are insufficient to satisfy its long-term operating requirements. Accordingly, the Company will need to seek additional sources of funds, from the sale of equity or debt securities or through a credit facility, or the Company will need to modify its current business plan. There can be no assurances that the Company will be able to obtain additional financing on commercially reasonable terms, if at all. The sale of additional equity or convertible debt securities would likely result in dilution to the Company's current stockholders.

Note 2 - Summary of significant accounting policies

Principles of Consolidation - The accompanying consolidated financial statements include the assets, liabilities and expenses of Sun BioPharma, Inc. and its wholly-owned subsidiary. Intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist primarily of bank deposits, money market accounts and short-term investment accounts. The recorded values approximate fair market values due to the short maturities.

F-7

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2 - Summary of significant accounting policies (continued)

Investments - Investments consist of a mutual fund and are reported at fair value at each reporting period. Investments are considered trading securities by the Company (see Note 4). As such, unrealized gains and losses included in earnings and recorded as interest income in the accompanying consolidated statements of operations and comprehensive loss.

Property and Equipment - Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. At December 31, 2014 and 2013, property and equipment is comprised of computer software and is being depreciated over a period of four years.

Income Taxes - Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates, for each of the jurisdictions in which the Company operates, expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance unless, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

The Company accounts for uncertain tax positions using the more-likely-than-not recognition threshold. The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2014 and 2013, the Company has determined that there are no uncertain tax positions that would have a material impact on the financial statements of the Company.

The Company is subject to taxation in the United States and Australia. Tax returns, since the inception of Sun BioPharma, Inc. in 2011 and thereafter, are subject to examinations by federal and state tax authorities and may change upon examination. Tax returns of Sun BioPharma Australia Pty Ltd. for the year ended December 31, 2013 and thereafter are subject to examination by the Australian tax authorities. Since its inception, the Company has not incurred any federal or state income taxes principally due to operating losses.

The Company's policy with respect to any undistributed foreign earnings of Sun BioPharma Australia Pty Ltd. is to consider those earnings to be indefinitely reinvested and, accordingly, no related provision for U.S. federal and state income taxes has been provided. Upon distribution of those earnings in the form of dividends or otherwise, the Company may be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes in Australia. At December 31, 2014 and 2013, there were no undistributed earnings as Sun BioPharma Australia Pty Ltd. has reported a loss since inception.

Debt Issuance Costs- Costs associated with the issuance of debt instruments are capitalized. These costs are amortized on a straight-line basis, which approximates the effective interest method, over the term of the debt agreements. Included in other assets in the accompanying consolidated balance sheets as of December 31, 2014 and 2013, are deferred debt issuance costs of $141,119 and $132,234, respectively, less accumulated amortization of $37,055 and $9,079, respectively. Amortization expense was $28,077 and $45,933 for the years ended December 31, 2014 and 2013, respectively, which are included in interest expense in the accompanying consolidated statements of operations and comprehensive loss.

F-8

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2 - Summary of significant accounting policies (continued)

Research and Development Costs- Research and development costs are charged to operations as incurred. These expenses consist primarily of (i) fees paid to third-party service providers to perform, monitor and accumulate data related to the Company's preclinical studies and clinical trials; (ii) costs related to sponsored research agreements; (iii) costs to develop a scaled-up process and subsequently manufacture sufficient drug product for use in our studies and trials; (iv) fees paid to consultants for specialized expertise related to execution of the Company's Development Plan for its licensed drug compound; and (v) fees related to licensing the Company's technology and concurrent maintenance of licensed patents and patent applications. The Company expenses costs associated with obtaining licenses for patented technologies when it is determined there is no alternative future use of the intellectual property subject to the license (purchased in-process research and development).

Share-Based Compensation- The Company accounts for compensation for all arrangements under which employees and others receive shares of stock or other equity instruments (including options and warrants) based on fair value. The fair value of each award is estimated as of the grant  date, and measurement date, if applicable, and amortized as compensation expense over the requisite service period. The fair values of the Company's share-based awards (options and warrants) are estimated on the grant dates using the Black-Scholes valuation model. This valuation model requires the input of highly subjective assumptions, including the fair value of the Company's common stock on the grant date, the expected stock price volatility, estimated award term and risk-free interest rates for the expected term. When estimating the expected term, the Company utilizes the "simplified" method for "plain vanilla" options. The Company bases its estimate of expected stock price volatility on the average of historical volatilities of publicly traded companies it deems similar to the Company because the Company lacks its own relevant historical volatility data. The Company utilizes risk-free interest rates based on zero-coupon U.S. treasury instruments, the terms of which are consistent with the expected term of the stock awards. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Fair Value Determination of the Company's Common Stock - Determining the fair value of shares of privately held companies in connection with determining the values of share based payments requires making complex and subjective judgments. The Company determined the only viable methodologies to value the Company's common stock are the implied valuations based on the terms of the license agreement (see Note 5) and bridge and convertible debt financing (see Note 7) to estimate the Company's enterprise values for the dates on which these transactions occurred. The assumptions take into account certain discounts related to control and lack of marketability. The discounts for lack of marketability were 30%, and the discounts for lack of control or minority interest ranged from 10% to 20%. If different discount rates had been used, the valuations would have been different. There is inherent uncertainty in these estimates.

Foreign Currency Translation Adjustments - The functional currency of Sun BioPharma Australia Pty Ltd is the Australian Dollar ("AUD"). Accordingly, assets and liabilities, and equity transactions of Sun BioPharma Australia Pty Ltd are translated into U.S. dollars at period- end exchange rates. Revenues and expenses are translated at the average exchange rate in effect for the period. The resulting translation gains and losses are recorded as a component of accumulated comprehensive loss in the consolidated statements of changes in stockholders' equity. For the years ended December 31, 2014 and 2013, the Company recognized a loss on translation adjustment in the amount of $12,847 and $4,576, respectively. During 2014, any reclassification adjustments from accumulated other comprehensive income to operations were inconsequential.

F-9

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2 - Summary of significant accounting policies (continued)

Net Loss per Share- Basic loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, without giving consideration to common stock equivalents. Diluted loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. The calculation of diluted net loss per share does not include the weighted average number of common stock equivalents outstanding for the period because to do so would be anti-dilutive. Accordingly, diluted net loss per share is the same as basic net loss per share. The following table sets forth potential shares of common stock that are not included in the calculation of diluted net loss per share because of the anti- dilutive result as of December 31:

	2014	2013
Stock options	1,371,938	1,712,838
Warrant	1,137,500	1,162,500
Shares under convertible note agreements	666,667	155,657
	3,176,105	3,030,995

Use of Estimates - The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events - The Company has evaluated events and transactions for potential recognition or disclosure in the consolidated financial statements through April 16, 2015, the date the consolidated financial statements were available to be issued.

Note 3 - Concentrations risks and other risks and uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company holds its cash and cash equivalents on deposit with financial institutions in the United States insured by the Federal Deposit Insurance Corporation, up to $250,000, and a financial institution in Australia guaranteed under the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding, up to $250,000 AUD. At December 31, 2014, $835,922 on deposit with U.S. financial institutions was in excess of insured limits. At December 31, 2014, $136,656 on deposit with the Australian financial institution was in excess of guaranteed limits.

The Company is subject to risks common to emerging companies in the cancer pharmaceuticals industry including, but not limited to: new technological innovations; dependence on key personnel; dependence on key suppliers; changes in general economic conditions and interest rates; protection of proprietary technology; compliance with changing government regulations; and uncertainty of widespread market acceptance of future products.

F-10

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4 - Fair value measurements

Fair value measurements for assets and liabilities required to be carried at fair value on a recurring basis are determined based upon a framework prescribed by accounting principles generally accepted in the United States of America. The framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The standard describes three levels of inputs may be used to measure fair value:

Level 1 - Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;

Level 2 - Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value can be determined through the use of models or other valuation methodologies; and

Level 3 - Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity for the asset or liability and the reporting entity makes estimates and assumptions related to the pricing of the asset or liability including assumptions regarding risk.

A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. There were no changes in the valuation methodologies used at December 31, 2014 from those used in prior periods.

The following is a description of the valuation methodologies used for assets measured as fair value:

Mutual Funds - Valued at quoted market prices, which represent the net asset value (NAV) of shares held at year-end (Level 1 input in the fair value hierarchy discussed above).

The following is a table of the Company's financial instruments carried at fair value at December 31, 2014 and 2013:

December 31, 2014	Quoted Prices in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Assets:

Investments	$499,495	$-	$-	$499,495

December 31, 2013	Quoted Prices in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Assets:

Investments	$-	$-	$-	$-

F-11

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 5 - License agreement

On December 22, 2011, the Company entered into an exclusive license agreement with UFRF (see Note 1), which was acquired in exchange for $15,000 in cash and the issuance of 10% of its common stock. As of the date of the transaction, 200,000 shares of common stock were issued with a fair value of $20,000 based upon an estimated fair value of common stock of $0.10 per share. Additional shares of capital securities were required to be issued to UFRF whenever the Company issues additional common stock such that UFRF maintains its 10% ownership interest in the Company's common stock ("anti-dillution feature"). This anti-dillution feature terminates when $2,000,000 of additional external investment in the Company, as defined, is secured. The Company secured additional external investment of $2,000,000 during 2012. UFRF holds 262,817 shares of Sun BioPharma's common stock. The license requires the Company to pay royalties to UFRF ranging from 2.5% to 5% of net sales of licensed products developed from the licensed technology. Minimum annual royalties are required after the initial occurrence of a commercial sale of a marketed product. The minimum annual royalties are as follows:

•	$50,000 is due 270 days after occurrence of first commercial sale;

•	$100,000 is due on the first anniversary date of the first payment;

•	$100,000 is due on the second anniversary date of the first payment; and

•	$300,000 is due on the third anniversary date of the first payment and subsequent anniversary dates thereafter, continuing for the life of the license agreement.

The Company is subject to six different milestone payments under the license agreement.

•	$50,000 is due upon enrollment of the first subject in a Phase I trial;

•	$300,000 is due upon enrollment of the first subject in a Phase II clinical trial;

•	$3,000,000 is due upon approval of a New Drug Application;

•	$2,000,000 is due upon approval to manufacture and market in either the European Union or Japan (one time only);

•	$1,000,000 is due upon the first time annual net sales of licensed product or licensed process by the Company reaches $100,000,000; and

•	$3,000,000 is due upon the first time annual net sales of licensed product or licensed process by the Company reaches $500,000,000.

As of December 31, 2014 and 2013, no royalty or milestone payments were due. The Company is also committed to pay an annual license maintenance fee of $10,000.

F-12

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 6 - Long-term debt

On October 26, 2012, the Company entered into an unsecured loan agreement with the Institute for Commercialization of Public Research, Inc. (the "Institute"). Under the terms of the agreement, the Company borrowed $300,000 at a fixed interest rate of 4.125%. No principal or interest payments are due until the maturity date, October 26, 2017, unless a mandatory repayment event occurs. A mandatory repayment event includes, (i) a liquidity event defined as a sale of all or substantially all of the assets of the Company; a merger, consolidation, share exchange or similar transaction as a result of which the persons holding the Company equity constituting a majority of the outstanding equity by voting power or economic participation immediately prior to the transaction hold less than a majority of such voting power or economic participation immediately after such transaction; or a sale or transfer of outstanding equity of the Company in a transaction as a result of which the persons holding the Company equity constituting a majority of the outstanding equity by voting power or economic participation immediately prior to the transaction hold less than a majority of such voting power or economic participation immediately after such transaction, (ii) an event of default, (iii) a failure to maintain a Florida base of operations for more than 6 months, (iv) a sale or transfer of licensed technology, (v) any false representation to the Institute, (vi) a violation of law by the Company or a principal officer, or (vii) an achievement of aggregate revenues during any fiscal year of more than $4,000,000 from sales of products and/or services.

Note 7 - Convertible notes payable

In May and June 2013, the Company issued a total of $2,325,000 of convertible promissory notes ("Bridge Notes") to ten individual investors. The maturity date for the Bridge Notes was December 15, 2013. Nine of the ten investors were already shareholders in the Company, and three of them were members of the Company's Board of Directors. The Bridge Notes accrued interest at 6% per annum, and the principal and accrued interest on each Note were convertible, at the holder's option, into shares of the Company's common stock at a 30% discount to the price per share of shares sold in either a "Qualified" or "Other" financing ("conversion feature"). A Qualified financing was defined as the sale of stock of $4,000,000 or greater and Other financing was defined as the sale of equity securities that does not constitute a Qualified financing. Each investor was also issued warrants in connection with the Bridge Notes. Each warrant provided the holder with warrant coverage, obtained by multiplying 25% by the original principal amount of the Bridge Notes, at the same discounted price as for the Bridge Notes conversion. If a repayment or subsequent financing was not completed by the maturity date, the warrant coverage on the Bridge Notes increased an additional 25% of the total principal amount of the then outstanding Bridge Notes for every three months (or portion thereof) that such Bridge Notes remained outstanding. The proceeds from the Bridge Notes were allocated to the notes payable and the warrants based on their relative fair values as follows: Bridge Notes ($2,140,742) and warrants ($184,258) (see Note 11). The resulting debt discount was amortized through interest expense over the term of the Bridge Notes. The Bridge Notes' conversion feature was determined by management to be non-substantive at the issuance date in accordance with authoritative guidance, as the Bridge Notes' conversion was not reasonably possible of being exercised and the Company had sufficient cash at issuance to maintain operations through the Bridge Notes' maturity date. Therefore, the conversion feature was not valued or accounted for as a debt discount at issuance of the Bridge Notes.

In October 2013, three holders of the Bridge Notes and a current shareholder offered to lend a minimum of $3,000,000 to the Company through the issuance of new 5% promissory notes (the "New Notes"), convertible into shares of common stock at $4.50 per share. This financing was targeted to close after December 15, 2013. Sale of the New Notes was contingent upon (i) conversion of the existing Bridge Notes (discussed in the previous paragraph) to common stock at $1.00 per share, (ii) establishment of fixed 50% warrant coverage by former holders of the Bridge Notes, with those warrants exercisable at $1.00 per share, and (iii) issuance of employment agreements to the four individuals leading the new financing round, providing compensation in the form of option grants (see Note 10).

F-13

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 7 - Convertible notes payable (continued)

A $700,000 initial deposit from the New Notes sale was received on December 27, 2013. The New Notes sales were completed in January 2014 with the receipt of additional proceeds of $2,400,000. While the conversion of Bridge Notes was contingent upon closing of a minimum of $3,000,000 of New Notes (which condition was satisfied in January 2014) management, having received verbal commitments from the entire New Notes sales subscription on December 27, 2013, concluded that the New Notes financing condition was probable of being achieved on that date and, accordingly, recorded the Bridge Notes conversion to common stock on that date, in accordance with accounting principles generally accepted in the United States of America.

Conversion of the Bridge Notes and related accrued interest resulted in the issuance of 2,409,779 new shares of common stock in the Company, and warrants were issued to the former owners of the Bridge Notes to purchase a total of 1,162,500 shares of common stock at $1.00 per share. These stock purchase warrants expire on December 27, 2023. Interest accrues at a rate of 5% to holders of the New Notes and is payable on a quarterly basis. The maturity date for the New Notes is December 27, 2018.

In May 2014, a holder of the New Notes converted a $100,000 note plus accrued interest of $1,274 into shares of common stock (see Note 9). In addition, in December 2014, a warrant holder exercised 25,000 warrants (see Note 11).

The Company incurred legal fees of $38,631 in connection with the Bridge Notes which were capitalized and amortized through interest expense through the maturity date. In connection with the New Notes, the Company incurred legal fees of $104,611 which were capitalized. Accumulated amortization of legal fees totaled $20,932 at December 31, 2014. There was no accumulated amortization of legal fees at December 31, 2013. The Company also incurred interest charges totaling $143,712 and $411 on the New Notes in 2014 and 2013, respectively, which are included in interest expense on the accompanying consolidated statements of operations and comprehensive loss. At December 31, 2014 and 2013, accrued interest on the New Notes totaled $37,808 and $411, respectively, and is included in accrued expenses in the accompanying consolidated balance sheets.

Note 8 - Income taxes

For the years ended December 31, 2014 and 2013, the Company had no income tax expense, but did have income tax benefit related to its Australian subsidiary. At December 31, 2014 and 2013, the Company had an income tax receivable of $108,459 and $94,965, respectively, comprised of refundable tax credits related to research and development activities of Sun BioPharma Australia Pty Ltd. The 2013 refund was received from the Australian Taxation Office in July 2014.

Due to uncertainties surrounding the realization of its deferred income tax assets in future periods, the Company has recorded a 100% valuation allowance against its net deferred income tax assets. If it is determined in the future that it is more likely than not that any deferred income tax assets are realizable, the valuation allowance will be reduced by the estimated net realizable amounts.

F-14

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 8 - Income taxes (continued)

The tax effect of temporary differences and net operating losses that give rise to components of deferred income tax assets and liabilities consist of the following at December 31:

	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$2,395,000	$1,223,000
Tax credit carryforwards	152,000	98,000
Accrued expenses	35,000	-
Share- based compensation	38,000	20,000
Net deferred tax asset	2,620,000	1,341,000
Less valuation allowance	(2,620,000)	(1,341,000)
	$-	$-

At December 31, 2014 and 2013, the Company has available approximately $6,400,000 and $3,250,000 of unused operating loss carryforwards that may be applied against future taxable income and which expire beginning in 2031. The Company also has available at December 31, 2014 and 2013, unused research and development tax credits of approximately $152,000 and $98,000, respectively, that may also provide future tax benefits and which expire beginning in 2041.

In general, if the Company experiences a greater than 50% aggregate change in ownership of certain significant stockholders over a three-year period (a Section 382 ownership change), utilization of its pre- change net operating loss carryforwards is subject to an annual limitation under Section 382 of the Internal Revenue Code (and similar state laws). The annual limitation generally is determined by multiplying the value of the Company's stock at the time of such ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the net operating loss carryforwards before utilization and may be substantial. The ability of the Company to use its net operating loss carryforwards may be limited or lost if the Company experienced one or more Section 382 ownership changes in connection with past sales of its stock or as a result of future changes in its stock ownership. Losses from a specific period may be subject to multiple limitations, and would generally be limited by the lowest of those limitations.

The Company has determined that a Section 382 ownership change occurred in 2013, and as such, losses incurred prior to that date are subject to an annual limitation of $159,000. The Company has determined no Section 382 ownership change occurred in 2014.

Note 9 - Capital stock

During January 2013, the Company sold 28,572 shares of common stock at a purchase price of $3.50 per share in connection with the completion of a private placement offering which commenced in 2012 ($100,001 proceeds in 2013).

F-15

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 9 - Capital stock (continued)

During May 2014, a convertible note holder converted a 5% $100,000 note plus accrued interest for 22,505 shares of common stock (see Note 7). During June 2014, the Company issued 100,000 shares of common stock in exchange for consulting services to be provided through March 2016. The fair value of the stock upon issuance was determined to be $0.91. In addition, a number of option holders and a warrant holder exercised their options and warrants during 2014 resulting in the issuance of 535,900 and 25,000 shares of common stock, respectively.

At December 31, 2014, proceeds related to certain options and warrant exercises had not been received by the Company and are reflected as a stock subscription receivable in the accompanying 2014 consolidated balance sheet. All payments were received by January 22, 2015.

Note 10 - Share-based compensation plan

In 2011, the Company adopted the Sun BioPharma, Inc. Stock Option Plan (the "2011 Plan") to enable the granting of qualified incentive stock options ("ISO's") and nonqualified stock options ("NQSO's") to employees, consultants, and non-employee directors of the Company. The exercise price for any option granted may not be less than the fair value of the Company's common stock (or, in the case of ISO's granted to certain employees, not less than 110% of fair value). Options granted under the 2011 Plan have a maximum ten-year term and generally vest over two years. At December 31, 2014, the Company has reserved 2,000,000 shares of its common stock for issuance under the 2011 Plan. Effective January 1, 2015, the Company amended the 2011 Plan to reserve an additional 1,000,000 shares of common stock to be granted.

Following is the status of the stock options as of December 31, 2014 and 2013, and changes during the years then ended:

		Weighted
		Average
	Number of	Exercise	Intrinsic
	Shares	Price	Value
Outstanding, January 1, 2013	125,900	$0.35	$-
Granted	1,586,938	0.99
Exercised	-	-
Forfeited	-	-
Outstanding, December 31, 2013	1,712,838	0.95	$126,904
Granted	195,000	0.96
Exercised	(535,900)	0.92
Forfeited	-	-
Outstanding, December 31, 2014	1,371,938	0.96	$616,441

Options exercisable, December 31, 2014	1,371,382	0.96	$611,330

Weighted average fair value of options granted during 2014	$0.52

Weighted average fair value of options granted during 2013	$0.53

F-16

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 10 - Share-based compensation plan (continued)

Following is the status of options outstanding at December 31, 2014:

		Weighted
		Average	Weighted
		Remaining	Average
	Number	Contractual	Exercise
Exercise Price Range	Outstanding	Life	Price
$0.30 - $0.39	90,900	7.05 years	$0.35
$0.40 - $0.49	75,000	8.46 years	$0.44
$0.90 - $0.99	50,000	9.59 years	$0.91
$1.00 - $1.09	684,336	9.00 years	$1.00
$1.10 - $1.19	471,702	8.99 years	$1.10
	1,371,938		$0.96

Following is the status of unvested options as of December 31, 2014 and 2013, and changes during the years then ended:

		Weighted
		Average
	Number of	Grant Date	Intrinsic
	Shares	Fair Value	Value
Unvested shares, January 1, 2013	48,889	$0.17	$-
Granted	1,586,938	0.53
Vested	(1,621,244)	0.52
Forfeited	-	-
Unvested shares, December 31, 2013	14,583	0.22	$8,167
Granted	195,000	0.52
Vested	(209,027)	0.50
Forfeited	-	-
Unvested shares, December 31, 2014	556	0.22	$5,111

The assumptions used in calculating the fair value under the Black-Scholes option-pricing model are set forth in the following table for options issued by the Company in 2014 and 2013:

	2014	2013
Common stock fair value	$0.44 - $0.91	$0.44 - $0.91
Risk- free interest rates	0.75 - 1.76%	0.75 - 1.74%
Expected dividend yield	0.00%	0.00%
Expected option life (years)	5	5
Expected stock price volatility	69.37% - 70.93%	76.92%

Share-based compensation expense is recorded on a straight-line basis over the requisite service period, which is generally the vesting period. For certain nonemployees providing services, the vesting occurs as services are performed.

F-17

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 10 - Share-based compensation plan (continued)

As of December 31, 2014, there was $121 of unrecognized compensation costs related to non- vested stock options, which will be recognized in 2015. Compensation costs charged to operations for all stock based compensation were $105,231 and $850,641 in 2014 and 2013, respectively, of which $74,094 and $838,340 were charged to general and administrative and $31,137 and $12,301 was charged to research and development, respectively. There was no income tax benefit realized from share-based payment arrangements with employees in 2014 and 2013.

During 2014 and 2013, the Company granted 195,000 and 1,586,938 stock options, respectively, that contain certain accelerated vesting rights, which allows the option holder to exercise all stock options immediately. Any shares of common stock issued to employees that exercise this option through non-vested stock options are subject to repurchase by the Company should the employee terminate employment with the Company. The Company may exercise this repurchase right up to 90 days following the termination of the employee at a repurchase price equal to the exercise price of the stock option. During 2014, 535,900 stock options were exercised and no outstanding shares of common stock are subject to this repurchase provision. No stock options were exercised during 2013.

Note 11 - Warrants

In May and June 2013, the Company issued warrants to the Bridge Note holders (see Note 7) to purchase shares of capital stock of the Company at an exercise price conditional on subsequent financing or $0.44 in the event no financing events occurred. The initial warrant coverage amount was 25% of the original principal amount of the Bridge Notes. The warrants have a ten year life. The uncertainty related to the exercise price and shares to be issued under the warrant coverage provision required derivative liability accounting treatment for the warrants, as shown in the table below. The fair value of these warrants on that date was estimated using the Black Scholes option-pricing model. The change in fair value of these warrants is recognized as other income or expense in the statement of operations and comprehensive loss.

On December 27, 2013, the Agreement provided for conversion of the outstanding principal and interest of the Bridge Notes (see Note 7) and set the warrant exercise price at $1.00 and warrant coverage amount equal to 50% of the original principal amount of the Bridge Notes. This Agreement resulted in 1,162,500 warrants, of which 1,137,500 remain outstanding at December 31, 2014 and all were outstanding at December 31, 2013. Since the warrant terms were no longer uncertain as of December 27, 2013, the fair value of the warrants was estimated using the Black Scholes option-pricing model and the warrant liability was reclassified to equity. The weighted average exercise price of the warrants issued and outstanding at December 31, 2014 and 2013, is $1.00.

The fair value and the changes in fair value of the warrants accounted for as a derivative liability is reflected below:

Balance, January 1, 2013	$-
Relative fair value of warrants at transaction date	184,258
Loss on change in fair value	625,705
Warrants reclassified to equity	(809,963)
Balance, December 31, 2013	$-

F-18

SUN BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 11 - Warrants (continued)

The assumptions used in calculating the fair value are set forth in the following table for warrants issued by the Company in 2013:

	Reclassification	Transaction
	to Equity	Dates
	December 27,	May and June
	2013	2013
Common stock fair value	$0.91	$0.44
Risk- free interest rates	3.02%	1.80 - 2.13%
Expected dividend yield	0.00%	0.00%
Expected life (years)	9.5	10
Expected stock price volatility	73.31%	74.48%

Note 12 - Subsequent events

During January 2015, 330,900 stock options were exercised, and the Company received $339,900 in proceeds from the issuance. In January and March 2015, the Company granted 890,000 stock options to employees, former employees, board members, and consultants. In April 2015, the Company sold 41,250 shares of common stock and received proceeds of $330,000.

F-19